Exhibit 6.43

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Real Estate Contract (New Construction)

Copyright 2021 Arkansas REALTORS® Association

FORM SERIAL NUMBER: [redacted]

This contract is to be used ONLY on transactions in which the Seller owns the Property during construction.

1. PARTIES: *Arrived Holdings, Inc.*

(individually, or collectively, the "Buyer") offers to purchase, subject to the terms and conditions set forth herein, from the undersigned (individually or collectively, the "Seller"), the real property described in Paragraph 2 of this Real Estate Contract (the "Property"):

2. ADDRESS AND LEGAL DESCRIPTION OF THE PROPERTY:

This Property is
- [X] Single family detached home with land
- [ ] Manufactured / Mobile Home with land
- [ ] One-to-four attached dwelling with land
- [ ] Condominium / Town Home

(See Condominium/Town Home Addendum Serial No. ____________________)

A. ADDRESS: *3474 W. Tuscan Rd., Fayetteville, Ar 72704*

B. FULL LEGAL DESCRIPTION: *Lot:33, Villas at Forest Hills, Parcel ID: 765-30747-000, Washington County, Ar*

3. PURCHASE PRICE: Subject to the following conditions, Buyer shall pay the following to Seller for the Property (the "Purchase Price"):

[ ] **A. PURCHASE PURSUANT TO NEW FINANCING.** Subject to Buyer's ability to obtain financing on the terms and conditions set forth herein and the Property appraising for not less than the Purchase Price, the Purchase Price shall be the exact sum of .... $__________

Down payment, Loan amount, Interest Rate and other terms of financing to be negotiated between Buyer and Creditor.

Loan type will be:

- [ ] **CONVENTIONAL.**
- [ ] **VA.** *(Continues on Page 2 for "VA NOTICE TO BUYER")*
- [ ] **FHA.** *(Continues on Page 2 for "FHA NOTICE TO BUYER")*
- [ ] **USDA-RD.**
- [ ] **OTHER FINANCING.**

Subject to Buyer paying in cash at closing as down payment, the sum of $__________

Subject to Buyer's ability to obtain financing in the amount of $__________
from a source and being payable as follows:

[X] **B. PURCHASE PURSUANT TO CASH:** Cash at Closing in the exact sum of $ *320,898.00*

Page 1 of 14

Serial#: [redacted]
Prepared by: [redacted]

Form Simplicity

[redacted]

Copyright 2021 Arkansas REALTORS ® Association Real Estate Contract (New Construction) Page 2 of 14 3. PURCHASE PRICE: (continued from Page 1) IF LOAN TYPE IS VA, I ACKNOWLEDGE THE FOLLOWING "VA NOTICE TO BUYER:" It is expressly agreed that, notwithstanding any other provisions of this Real Estate Contract, Buyer shall not incur any penalty by forfeiture of Earnest Money (defined below) or otherwise be obligated to complete this purchase of the Property described herein, if the Real Estate Contract Purchase Price or cost exceeds the reasonable value of the Property established by the Department of Veterans Affairs . Buyer shall, however, have the privilege and option of consummating this Real Estate Contract without regard to the amount of the reasonable value of the Property established by the Department of Veterans Affairs . If Buyer elects to complete the purchase at an amount in excess of the reasonable value established by the Department of Veterans Affairs, Buyer shall pay such excess amount in cash from a source which Buyer agrees to disclose to the Department of Veterans Affairs and which Buyer represents will not be from borrowed funds . If Department of Veterans Affairs reasonable value of the Property is less than the Purchase Price, Seller may reduce the Purchase Price to an amount equal to the Department of Veterans Affairs reasonable value and the parties to the sale shall close at such lower Purchase Price with appropriate adjustments to Paragraph 3 above . IF LOAN TYPE IS FHA, I ACKNOWLEDGE THE FOLLOWING "FHA NOTICE TO BUYER:" It is expressly agreed that notwithstanding any other provisions of this Real Estate Contract, Buyer shall not be obligated to complete the purchase of the Property described herein or to incur any penalty by forfeiture of Earnest Money deposits or otherwise unless Buyer has been given, in accordance with HUD/FHA or VA requirements, a written statement by the Federal Housing Commissioner, Department of Veterans Affairs, or a Direct Endorsement lender setting forth the appraised value of the Property of not less than $ . Buyer shall have the privilege and option of consummating this Real Estate Contract without regard to the amount of the appraised valuation . The appraised valuation is arrived at to determine the maximum mortgage the Department of Housing and Urban Development will insure . HUD does not warrant the value nor the condition of the Property . Buyer should satisfy himself/herself that the price and condition of the Property are acceptable . We hereby certify that the terms and conditions of this Real Estate Contract are true to the best of our knowledge and belief and that any other agreement entered into by any of the parties in connection with this real estate transaction is part of, or attached to, this Real Estate Contract . 俸 Buyer has received HUD/FHA's Form No . HUD - 92564 - CN, "For Your Protection : Get a Home Inspection" . 4. AGENCY: (check all that apply) A . LISTING FIRM AND SELLING FIRM REPRESENT SELLER : Buyer acknowledges that Listing Firm and Selling Firm and all licensees associated with those entities are the agents of Seller and that it is Seller who employed them, whom they represent, and to whom they are responsible . Buyer acknowledges that before eliciting or receiving confidential information from Buyer, Selling Firm, which may be the same as Listing Firm, verbally disclosed that Selling Firm represents Seller . 俸 B . LISTING FIRM REPRESENTS SELLER AND SELLING FIRM REPRESENTS BUYER : Buyer and Seller acknowledge that Listing Firm is employed by Seller and Selling Firm is employed by Buyer . All licensees associated with Listing Firm are employed by, represent, and are responsible to Seller . All licensees associated with Selling Firm are employed by, represent, and are responsible to Buyer . Buyer acknowledges Selling Firm verbally disclosed that Listing Firm represents Seller . Seller acknowledges Listing Firm verbally disclosed that Selling Firm represents Buyer . C . LISTING FIRM AND SELLING FIRM ARE THE SAME AND REPRESENT BOTH BUYER AND SELLER : Seller and Buyer hereby acknowledge and agree that Listing and Selling Firm are the same and all licensees associated with Listing and Selling Firm are representing both Buyer and Seller in the purchase and sale of the above referenced Property and that Listing/Selling Firm has been and is now the agent of both Seller and Buyer with respect to this transaction . Seller and Buyer have both consented to and hereby confirm their consent to agency representation of both parties . Further, Seller and Buyer agree : (i) Listing/Selling Firm shall not be required to and shall not disclose to either Buyer or Seller any personal, financial or other confidential information concerning the other party without the express written consent of that party ; however, Buyer and Seller agree Listing/Selling Firm shall disclose to Buyer information known to Listing/Selling Firm related to defects in the Property and such information shall not be deemed "confidential information . " Confidential information shall include but not be limited to any price Seller is willing to accept that is less than the offering price or any price Buyer is willing to pay that is higher than that offered in writing . (ii) by selecting this option 4 C, Buyer and Seller acknowledge that when Listing/Selling Firm represents both parties, a possible conflict of interest exists, and Seller and Buyer further agree to forfeit their individual right to receive the undivided loyalty of Listing/Selling Firm . (iii) to waive any claim now or hereafter arising out of any conflicts of interest from Listing/Selling Firm representing both parties . Buyer and Seller acknowledge Listing/Selling Firm verbally disclosed that Listing/Selling Firm represents both parties in this transaction, and Buyer and Seller have given their written consent to this representation before entering into this Real Estate Contract . D . SELLING FIRM REPRESENTS BUYER (NO LISTING FIRM) : Seller acknowledges that Selling Firm and all licensees associated with Selling Firm are the agents of Buyer and that it is Buyer who employed them, whom they represent, and to whom they are responsible . Seller acknowledges that at first contact, Selling Firm verbally disclosed that Selling Firm represents Buyer . Any reference to "Listing Firm" in this Real Estate Contract will be considered to mean Selling Firm, both Buyer and Seller acknowledging that all real estate agents (unless Seller is a licensed Real Estate Agent) involved in this Real Estate Contract only represent Buyer . E . NON - REPRESENTATION : See attached Non - Representation Disclosure Addendum . If item E is checked it should be accompanied by a corresponding entry to Paragraph 40 B or C . Page 2 of 14 FORM SERIAL NUMBER: Serial#: Prepared by:

Real Estate Contract (New Construction) Page 3 of 14 Copyright 2021 Arkansas REALTORS ® Association FORM SERIAL NUMBER: 5. LOAN AND CLOSING COSTS : Unless otherwise specified, all of Buyer's closing costs, including origination fees, loan costs, prepaid items, loan discount points, closing fees, and all other financing fees and costs charged by Buyer's creditor or any additional fees charged by Closing Agent(s), are to be paid solely by Buyer, except for costs that cannot be paid by Buyer . If Buyer is obtaining a VA or FHA loan, the "Government Loan Fees" shall be paid by Seller, up to the sum of $ (the "Seller Loan Cost Limit"), which is not included in any loan or closing cost provisions listed below . Notwithstanding any provision to the contrary, should the Government Loan Fees exceed the Seller Loan Cost Limit, Seller shall have the option to either pay such excess amount or terminate this Real Estate Contract and have the Earnest Money returned to Buyer. Seller is to pay Seller's closing costs. Seller to pay $2,500 in Buyer's closing costs and pre paid items. Buyer and Seller warrant that all funds received by Buyer from Seller (or other sources) will be disclosed to the Closing Agent(s) and reflected on the settlement statement(s). 6. APPLICATION FOR FINANCING : If applicable, Buyer agrees to make a complete application for a new loan within business days from the acceptance date of this Real Estate Contract . In order to make a complete application as required by this paragraph 6 , Buyer agrees to provide creditor with any requested information and house plans and specifications, if applicable, and pay for any credit report(s) and appraisal(s) required, upon request . Unless otherwise specified, if said loan is not consummated, Buyer agrees to pay for loan costs incurred including appraisals and credit reports, unless failure to consummate is solely the result of Seller's breach of this Real Estate Contract, in which case such expenses will be paid by the Seller . Buyer understands that failure to make a complete loan application as defined above may constitute a breach of this Real Estate Contract . 7. APPROVAL OF FINANCING OR PROOF OF FUNDS : Before Seller will be required to start construction, Buyer must : 俸 A. Not applicable (construction in progress or complete) B. Secure approval for financing C. Provide a letter, satisfactory to Seller, from a financial institution showing Buyer has liquid available funds sufficient to pay the Purchase Price 8. EARNEST MONEY : A. Yes, see Earnest Money Addendum. 俸 B. No. 9. NON - REFUNDABLE CONSTRUCTION DEPOSIT : The Construction Deposit is funds tendered by Buyer to compensate Seller for liquidated damages that may be incurred by Seller resulting from Buyer failing to close this transaction . The liquidated damages shall include, but are not limited to, Seller's time, efforts, labor and expenses required in preparing plans, specifications, pricing, general consulting and interest expense on the property during construction . The Construction Deposit is not refundable to the Buyer unless failure to close is exclusively the fault of Seller . The Construction Deposit is not to be considered a part of the Earnest Money specified in the Earnest Money Addendum (if any) of this Real Estate Contract . The Construction Deposit will be credited to Buyer at closing . Buyer shall hold Listing Firm and Selling Firm harmless of any dispute regarding the Construction Deposit . Buyer expressly acknowledges the Construction Deposit is not to be held by either Listing Firm or Selling Firm . The Construction Deposit may be commingled with other monies of Seller, such sum not being held in an escrow, trust or similar account . Buyer will deposit $ with Seller as the above specified and defined Construction Deposit: 俸 A. Not applicable. B. Within days after Lender has issued the preapproval or commitment letter for financing for Buyer. C. Within days after Lender has issued a commitment letter for financing for Buyer and prior to Seller beginning construction. D. Other: Page 3 of 14 Serial#: Prepared by:

Real Estate Contract (New Construction) Page 4 of 14 Copyright 2021 Arkansas REALTORS ® Association FORM SERIAL NUMBER: 10. PLANS, SPECIFICATIONS AND ALLOWANCES : This Real Estate Contract is subject to approval of plans, specifications and allowances by any Architectural Board or Committee, as applicable, that may have jurisdiction over the Property . Approval of the plans, specifications and allowances shall be as follows (select one) : 俸 A . The construction is already completed . B. The plans, specifications and allowances are attached to this Real Estate Contract and are agreed to by Buyer and Seller . C. The plans, specifications and allowances will be agreed upon within days after acceptance of this Real Estate Contract between Buyer and Seller or this Real Estate Contract may be declared terminated with Buyer and Seller both agreeing to sign the Termination of Contract Addendum . Buyer understands and agrees that if unforeseen problems occur such as minor architectural errors or site condition issues, Seller may make appropriate minor revisions to the plans and specifications to eliminate the problem or complete the construction . If Buyer chooses item(s) not currently available, Buyer agrees to make new selection(s) within ten (10) calendar days of written notification by Seller . 11. ADDITIONS AND/OR CHANGES : 俸 A . The construction is already completed . B . Buyer and Seller agree to handle additions and/or changes as follows : B. Payment (select one) : 1. Only items agreed to in the plans and specifications will be paid for by Buyer . 2. All additions or changes to plans and specifications will be paid for by Buyer upon agreement to their installation and all money tendered will be considered additional Non - refundable Construction Deposit . Any credits due Buyer will be given at Closing . 3. All additions or changes to plans and specifications will be paid for by Buyer or credit given to Buyer at Closing . C. Method of Agreement (select one) : 1. Only written agreements for additions or changes will be allowed to be charged to Buyer . 2. Written and verbal agreements for additions or changes will be allowed to be charged to Buyer . Copies of any written change orders signed by Buyer and Seller will be provided to Listing Firm and Selling Firm prior to Closing and attached to this Real Estate Contract . 12. STAGE OF CONSTRUCTION AND COMPLETION : Buyer and Seller agree : 俸 A . The construction is already completed and a Permit of Occupancy, if applicable, has been issued . B. The construction is in process and Seller anticipates that completion of construction is estimated to occur on or before (month) (day) , (year) . C. The construction will begin within days after Buyer has provided a letter from a financial institution showing availability of funds that satisfies Seller and deposit of any Earnest Money or Construction Deposit(s) as specified in paragraphs 8 and 9 of this Real Estate Contract has been made . The completion of construction is estimated to be on or before : (month) (day) , (year) . If B or C is selected, Buyer and Seller acknowledge that any unforeseen delays such as problems with the weather, extreme acts of nature, acts of arbitration, failure of any subcontractor or material supplier, fires, strikes, legal acts of public authority, circumstances beyond Seller's control, and any change order that would require additional time to complete as specified in paragraph 11 will not void this Real Estate Contract . Notwithstanding the unforeseen delays mentioned above, construction must be completed no later than (month) (day) , (year) , unless an extension is agreed upon in writing between Buyer and Seller . Page 4 of 14 Serial#: Prepared by:

Real Estate Contract Copyright 2021 (New Construction) Arkansas REALTORS ® Page 5 of 14 Association FORM SERIAL NUMBER: 13. TITLE REQUIREMENTS : Buyer and Seller understand that Listing Firm and Selling Firm are not licensed title insurance agents as defined by Arkansas law and do not and cannot receive direct or indirect compensation from any Closing Agent regarding the closing process or the possible purchase of title insurance by one or more of Buyer and Seller . An enhanced version of title insurance coverage may be available to Buyer for this transaction . Discuss enhanced coverage with your title insurance provider to determine availability and features . A. Seller shall furnish, at Seller's cost, a complete abstract reflecting merchantable title to Buyer or Buyer's Attorney. 俸 B . Seller shall furnish, at Seller's cost, an owner's policy of title insurance in the amount of the Purchase Price . If a loan is secured for the purchase of the Property, Buyer agrees to pay mortgagee's portion of title policy . If Buyer elects to obtain enhanced title insurance coverage, Buyer shall pay for the increase in title insurance cost in excess of the cost of a standard owner's title policy . C . Provided Buyer and Seller choose to close at the same Title Company, Buyer and Seller to equally split the cost of a combination owner's and mortgagee's policy of title insurance, either standard or enhanced (if enhanced coverage is desired by Buyer and available), in the amount of (as to owner's) the Purchase Price and (as to mortgagee's) the loan amount (not to exceed the Purchase Price) . D. Other: Buyer shall have the right to review and approve a commitment to provide title insurance prior to Closing . If objections are made to Title, Seller shall have a reasonable time to cure the objections . Regardless of the policy chosen, Buyer and Seller shall have the right to choose their Closing Agent(s) . Seller warrants that all bills for materials and labor have been paid or will be paid from the proceeds of the sale of the Property . Buyer understands that a local municipality may have assessed impact fees to new construction . The party responsible for paying this assessment has been determined by state, county, municipal and other government entities having jurisdiction over the Property . NOTICE TO BUYER : Any vendor, supplier, subcontractor or laborer who is involved in supplying materials, fixtures or services to improve the Property is entitled to a materials or mechanic's lien against the Property if not paid in full for those specific materials or services provided . The lien(s) may be attached to the Property after the last date the vendor, supplier, subcontractor or laborer provided the materials or services to the Property even though the full Purchase Price may have been paid to the Seller . Buyer understands a materials or mechanic's lien against the Property may be legally attached after Closing with or without the knowledge or notification to the Buyer . NOTICE TO BUYER AND SELLER : THE ARKANSAS GENERAL ASSEMBLY PASSED ACT 454 OF 2009 WHICH AFFECTS THE LIEN RIGHTS OF PERSONS INVOLVED IN NEW CONSTRUCTION . BUYER AND SELLER ARE ADVISED TO CONSULT WITH LEGAL COUNSEL REGARDING COMPLIANCE WITH AND EFFECT OF THIS LAW . 14 . CONVEYANCE : Unless otherwise specified, conveyance of the Property shall be made to Buyer by general warranty deed, in fee simple absolute, except it shall be subject to recorded instruments and easements, if any, which do not materially affect the value of the Property . Unless expressly reserved herein, SUCH CONVEYANCE SHALL INCLUDE ALL MINERAL RIGHTS OWNED BY SELLER CONCERNING AND LOCATED ON THE PROPERTY, IF ANY, UNLESS OTHERWISE SPECIFIED IN PARAGRAPH 35 . IT IS THE RESPONSIBILITY OF THE BUYER TO INDEPENDENTLY VERIFY AND INVESTIGATE THE EXISTENCE OR NONEXISTENCE OF MINERAL RIGHTS AND ANY LEGAL RAMIFICATIONS THEREOF . Seller warrants and represents only signatures set forth below are required to transfer legal title to the Property . Seller also warrants and represents that Seller has peaceable possession of the Property, including all improvements and fixtures thereon, and the legal authority and capacity to convey the Property by a good and sufficient general warranty deed, free from any liens, leaseholds or other interests . Page 5 of 14 Serial#: Prepared by:

Real Estate Contract Copyright 2021 (New Construction) Arkansas REALTORS ® Page 6 of 14 Association FORM SERIAL NUMBER: 15. SURVEY : Buyer has been given the opportunity to obtain a new certified survey . Should Buyer decline to obtain a survey as offered in Paragraph 15 A of this Real Estate Contract, Buyer agrees to hold Seller, Listing Firm and Selling Firm involved in this Real Estate Contract harmless of any problems relative to any survey discrepancies that may exist or be discovered (or occur) after Closing . A. A new survey satisfactory to Buyer, certified to Buyer within thirty (30) days prior to Closing by a registered land surveyor, showing all improvements, easements and any encroachments will be provided and paid for by : Buyer Seller Equally split between Buyer and Seller . B. No survey shall be provided . 俸 C. Other: Provided if Seller has one on file. Buyer is notified that a pre - construction survey (plot plan) is completed prior to construction and may not show the exact location of all improvements, easements and encroachments . 16. CODE COMPLIANCE : Seller agrees the construction will/does meet or exceed all building codes applicable to the area for new residential construction and will be/has been approved by the proper local authorities certifying adherence to regulations, requirements and zoning restrictions . Seller agrees the construction will be/has been inspected by all necessary governmental bodies . Seller agrees the construction will be/has been in compliance with all Bills of Assurance that may affect the Property . Seller agrees to construct the agreed home inside the required building setbacks and outside any recorded easements or encroachments on the Property . Seller only warrants the construction being built is in compliance with the governing ordinances and has no responsibility for future expansion plans of the Buyer . IMPORTANT NOTICE : Many counties and smaller municipalities in Arkansas have very limited building inspections . Buyer is encouraged to perform an inspection as provided in Paragraph 21 of this Real Estate Contract and is not relying on Listing Firm or Selling Firm regarding whether building codes have been met or building inspections have been performed . 17. PRORATIONS : Taxes and special assessments due on or before Closing shall be paid by Seller . Buyer and Seller agree to prorate general ad valorem taxes and special assessments based on the best information available at Closing . 18. RESTRICTIVE COVENANTS AND PROPERTY OWNER'S ASSOCIATION : Restrictive covenants governing the use and occupancy of the Property have been or will be recorded in the county's real property records . A copy of the restrictive covenants may be obtained from the county clerk . The Property : is not subject to mandatory membership in an owner's association . 俸 is subject to mandatory membership in an owner's association . Buyer is obligated to be a member of and pay assessments to the owners association . The amount of the assessment is subject to change . A dedicatory instrument governing the establishment, maintenance, and operation of this residential community has been or will be recorded in the county's real property records . A copy of the dedicatory instrument may be obtained from the county clerk . Page 6 of 14 Serial#: Prepared by:

Copyright 2021 Arkansas REALTORS ® Association Real Estate Contract (New Construction) Page 7 of 14 Seller agrees to perform warranty work in a timely manner when written requests are made from Buyer . Buyer is advised that third - party home warranty contracts may be available . Buyer is encouraged to investigate available options . Listing Firm and/or Selling Firm may receive compensation from the warranty company . Page 7 of 14 on or before (month) (day) , (year) . During the term of this Real Estate Contract (Select one) : (i) Binding with Escape Clause : Seller has the right to continue to show the Property and solicit and enter into another Real Estate Contract on this Property . However, all Real Estate Contracts shall be subject to termination of this Real Estate Contract . Should Seller elect to provide written notice of an additional Real Estate Contract being accepted by Seller, Seller shall utilize the Seller's Contingency Notice Addendum ("The Notice") and Buyer shall have hours to remove this contingency . Buyer shall be deemed in receipt of the Notice upon the earlier of (a) actual receipt of the Notice, or (b) two (2) business days after Seller or Listing Firm deposits the Notice in the United States mail, certified for delivery to Buyer at with sufficient postage to ensure delivery . Removal of this contingency shall occur only by delivery of the Notice, in a manner ensuring actual receipt, to Seller or Listing Firm . Time is of the essence . In the event Buyer removes this contingency and does not perform on this Real Estate Contract for any reason concerning this contingency, Seller may assert all legal or equitable rights that may exist as a result of Buyer breaching this Real Estate Contract . Alternatively, Seller, at his sole and exclusive option, may retain the Earnest Money as liquidated damages . If this contingency is removed, a Closing date shall be agreed upon by the parties . If a Closing date is not agreed upon Closing shall occur calendar days from removal . Should Buyer not remove this contingency as specified, then this Real Estate Contract shall be terminated with Buyer and Seller both agreeing to sign the Termination of Contract Addendum . All time constraints in this Real Estate Contract referred to in Paragraphs 6 , 10 , 21 , 23 , 24 , 25 , and 26 refer to the time Buyer removes the contingency . (ii) Binding without Escape Clause : It is understood and agreed that Seller has the right to enter into subordinate Real Estate Contracts and other Real Estate Contracts shall not affect this Real Estate Contract . 20 . SELLER'S WARRANTY : Seller agrees to provide to Buyer a warranty upon the completion, Closing and occupation of the new home . Buyer and Seller agree that warranty is the complete agreement of warranty regarding the quality and quantity of material and labor used in the construction of the home . Buyer understands and agrees that due to the inherent characteristics of concrete and wood, Seller does not guarantee against cracks in concrete and foundation, repairs needed due to adverse forces of nature, repairs needed due to expansion or contraction of wood or like materials . Existing warranties from manufacturers of installed components will be transferred to Buyer at Closing . Seller will provide the following warranty or warranties : General builder's home warranty to start from the day of closing . FORM SERIAL NUMBER: 19. OTHER CONTINGENCY: 俸 A . No Other Contingency . (Except for those conditions listed elsewhere in this Real Estate Contract . ) It is understood and agreed that Seller has the right to enter into subordinate Real Estate Contracts and other Real Estate Contracts shall not affect this Real Estate Contract . B. This Real Estate Contract is contingent upon: Serial#: Prepared by:

Copyright 2021 Arkansas REALTORS ® Association Real Estate Contract (New Construction) Page 8 of 14 A. After this Real Estate Contract has been signed by Buyer and Seller. B. After certificate of occupancy has been issued. C. Prior to Closing. Buyer and Seller shall agree on Punch List items prior to closing . Buyer shall have the right to re - inspect the Punch List items prior to closing to ascertain whether Punch List items have been resolved . Buyer is not relying on Listing Firm or Selling Firm to choose a representative to inspect or re - inspect the Punch List items ; Buyer understands any representative desired by Buyer may inspect or re - inspect the Punch List items . BUYER AND SELLER AGREE THAT PUNCH LIST ITEMS SHALL BE IDENTIFIED IN WRITING BY BUYER AND SELLER AND THE COMPLETION OF THE PUNCH LIST ITEMS SHALL NOT BE THE RESPONSIBILITY OF LISTING FIRM OR SELLING FIRM . 22. BUYER INTERFERENCE : Buyer agrees not to interfere with Seller or Seller's subcontractors in the construction of this home . Buyer will not negotiate with any of Seller's subcontractors, laborers or material suppliers except as authorized by Seller in writing . Buyer further agrees that all direction to subcontractors and material suppliers involved in this construction will come from Seller only . If Buyer interferes with or gives direction to subcontractors or laborers without authorization from Seller, Buyer agrees to become personally responsible for the cost of the work and further agrees Seller has no accountability for the workmanship or any obligation to warrant the workmanship resulting from the specific instruction by Buyer . Buyer shall not perform any work on the Property nor move anything onto the Property unless Buyer receives written permission from Seller . Buyer agrees to obtain permission from Seller before visiting the construction site . Buyer further agrees to strictly observe and adhere to all safety warnings, regulations, and at all times wear proper safety and personal protection equipment while on the construction site . 23. SELLER PROPERTY DISCLOSURE : A. Buyer and Seller acknowledge that upon the authorization of Seller, either Selling Firm or Listing Firm have delivered to Buyer, prior to the execution of this Real Estate Contract, a written disclosure prepared by Seller concerning the condition of the Property, but this fact neither limits nor restricts Buyer's Disclaimer of Reliance set forth in Paragraph 34 of this Real Estate Contract, nor the rights provided Buyer in Paragraph 21 . The written disclosure prepared by Seller is dated (month) (day) , (year) , and is warranted by Seller to be the latest disclosure and the answers contained in the disclosure are warranted to be true, correct, and complete to Seller's knowledge . B. Buyer hereby requests Seller to provide a written disclosure about the condition of the Property that is true and correct to Seller's knowledge within three (3) business days after this Real Estate Contract has been signed by Buyer and Seller . If Seller does not provide the disclosure within the three (3) business days, Buyer may declare this Real Estate Contract terminated with Buyer and Seller both agreeing to sign the Termination of Contract Addendum, with Buyer to receive a refund of the Earnest Money . If Buyer finds the disclosure unacceptable within three (3) business days after receipt of disclosure, this Real Estate Contract may be declared terminated with Buyer and Seller both agreeing to sign the Termination of Contract Addendum with Buyer to receive a refund of the Earnest Money . Receipt of this disclosure neither limits nor restricts in any way Buyer's Disclaimer of Reliance set forth in Paragraph 34 of this Real Estate Contract nor the rights provided to Buyer in Paragraph 21 . C . Buyer is aware that construction has not started or is not complete . Seller will complete a written disclosure within days of completion of construction . The written disclosure will be prepared by Seller and warranted by Seller to be the latest disclosure and answers contained in the disclosure are warranted to be true, correct and complete to Seller’s knowledge . D . Buyer understands no disclosure form is available and will not be provided by Seller . This fact neither limits nor restricts in any way the Buyer's Disclaimer of Reliance set forth in Paragraph 34 of this Real Estate Contract . BUYER IS STRONGLY URGED BY SELLING FIRM AND LISTING FIRM TO MAKE ALL INDEPENDENT INSPECTIONS DEEMED NECESSARY PRIOR TO SIGNING THIS REAL ESTATE CONTRACT, IN ADDITION TO THOSE INSPECTIONS PERMITTED BY PARAGRAPH 21 OF THIS REAL ESTATE CONTRACT . Page 8 of 14 俸 俸 FORM SERIAL NUMBER : 21 . INSPECTION AND REPAIRS : Buyer and Seller agree this is a new home and that warranty performance is a normal part of buying a new home . Seller has constructed or will construct the home to meet all the requirements of this Real Estate Contract . During construction and upon completion Buyer shall have the right, at Buyer's expense, to personally inspect the Property or use a representative who regularly provides such services to perform the inspection to make sure the construction has been performed properly . Seller agrees to have all utilities connected and turned on to Property to allow Buyer to perform the inspection and re - inspection . A written list of cosmetic and other repairs known as the "Punch List" prepared by Buyer will be attached to the Inspection, Repair & Survey Addendum and provided to Seller within 10 business days : Serial#: Prepared by:

Real Estate Contract Copyright 2021 (New Construction) Arkansas REALTORS ® Page 9 of 14 Association FORM SERIAL NUMBER : 24. TERMITE CONTROL REQUIREMENTS : Seller agrees to provide Buyer with a soil - treatment certificate and a Termite Protection Contract with a One Year (1) Warranty to include treatment if allowed by applicable law and the Arkansas State Plant Board and full protection plan from a licensed termite control company on the Property prior to Closing . If Buyer is obtaining financing, such Termite Protection Contract shall be in a form acceptable to the creditor and Buyer . Buyer realizes responsibility for payment of annual renewal premiums for this termite policy belongs solely to Buyer . 25. LEAD - BASED PAINT RISK ASSESSMENT/INSPECTION : 俸 A . Buyer understands and agrees that, according to the best information available, improvements on this Property were not constructed prior to 1978 and should not contain lead - based paint hazards . B . Buyer has been informed that the Property, including without limitation garages, tool sheds, other outbuildings, fences, signs and mechanical equipment on the Property that were constructed prior to 1978 , may contain lead - based paint . Seller will provide the Lead - Based Paint Disclosure (pre - 1978 construction) within three (3) business days after acceptance of this Real Estate Contract . The obligation of Buyer under this Real Estate Contract is contingent upon Buyer's acceptance of the Lead - Based Paint Disclosure provided by Seller and an Inspection and/or Risk Assessment of the Property for the presence of lead - based paint and/or lead - based paint hazards obtained at Buyer's expense . If Buyer finds either the Lead - Based Paint Disclosure or the Inspection and/or Risk Assessment unsatisfactory, in the sole discretion of Buyer, within ten (10) calendar days after receipt by Buyer of the Lead - Based Paint Disclosure, Buyer shall have the absolute option to unilaterally terminate this Real Estate Contract with all Earnest Monies returned to Buyer and, neither Buyer nor Seller having further obligation to the other thereafter . Buyer shall submit any request for abatement repairs in writing as part of the Punch List Items specified in Paragraph 21 of the Real Estate Contract . Buyer may remove this contingency and waive the unilateral termination right at any time without cause by written General Addendum signed by Buyer and delivered to Seller . If Buyer does not deliver to Seller or Listing Firm a Termination of Real Estate Contract Addendum terminating this Real Estate Contract within the ten (10) calendar days after receipt by Buyer of the Lead - Based Paint Disclosure, this contingency shall be deemed waived and Buyer's performance under this Real Estate Contract shall thereafter not be conditioned on Buyer's satisfaction with the Lead - Based Paint Inspection and/or Risk Assessment of the Property . Buyer has been advised of Buyer's rights under this Paragraph 25. 26 . INSURANCE : This Real Estate Contract is conditioned upon Buyer's ability to obtain homeowner/hazard insurance for the Property within ten (10) business days after the acceptance date of this Real Estate Contract . If Buyer does not deliver to Seller or Listing Firm a written notice from an insurance company within the time set forth above of Buyer's inability to obtain homeowner/hazard insurance on the Property, this condition shall be deemed waived (but without waiver of conditions, if any, set in Paragraph 3 ) and Buyer's performance under this Real Estate Contract shall thereafter not be conditioned upon Buyer's obtaining insurance . If Buyer has complied with the terms of this Paragraph 26 and has timely provided written notice to Seller of Buyer's inability to obtain such insurance, this Real Estate Contract shall be terminated, with Buyer and Seller agreeing to sign a Termination of Contract Addendum and Earnest Money returned to Buyer, subject to Earnest Money Addendum . Page 9 of 14 Serial#: Prepared by:

Copyright 2021 Arkansas REALTORS ® Association Page 10 of 14 Real Estate Contract (New Construction) Page 10 of 14 FORM SERIAL NUMBER : 27. CLOSING : Closing is the date and time at which Seller delivers the executed and acknowledged deed and Buyer's completion, signing and delivery to Seller (or Closing Agent agreed to by Buyer & Seller) of all loan, closing documents and Purchase Price funds required to be executed or delivered by Buyer (the "Closing") . Buyer and Seller agree the Closing date will be (month) May (day) 12 , (year) _ 2 021 . The Closing date may be changed by written agreement of Buyer and Seller . If the sale is not consummated by the Closing date (or any written extension thereof), the parties shall have the remedies available to them in equity or at law, including the remedies provided to them in Earnest Money Addendum . Buyer and Seller shall have the right to choose their Closing Agent(s) and are not relying on Listing Firm or Selling Firm to choose a Closing Agent . Should Buyer or Seller choose the services of a Closing Agent(s) other than Selling Firm or Listing Firm, then Buyer and Seller each jointly and severally agree to indemnify and hold Listing Firm and Selling Firm harmless for all intentional misconduct and negligent acts (including acts of omission) of the Closing Agent(s) . This Real Estate Contract shall serve as written closing instructions to the Closing Agent on behalf of the Buyer and Seller . The Closing Agent(s) is/are authorized to provide Seller's closing disclosure or other settlement statement(s) to Listing Firm (in addition to Seller) and Buyer's closing disclosure or other settlement statement(s) to Selling Firm (in addition to Buyer) so that Buyer, Seller, Listing Firm and Selling Firm shall have a reasonable opportunity to review prior to Closing . Buyer and Seller shall each have the right to request that title insurer(s), if any, issue closing protection to indemnify against loss of closing funds because of acts of a Closing Agent, title insurer's named employee, or title insurance agent . Any cost for closing protection will be paid by the requesting party(ies) . Listing Firm and Selling Firm strongly advise Buyer and Seller to inquire of the Closing Agent(s) about the availability and benefits of closing protection . This Real Estate Contract shall, unless otherwise specified in Paragraph 35 of this Real Estate Contract, constitute express written permission and authorization to Listing Firm and Selling Firm to disclose the terms of this Real Estate Contract (and all Addenda), including without limitation concessions provided by Buyer or Seller or other non - public personal information of Buyer and Seller regarding the purchase and sale of the Property, to any of the following : (i) an Arkansas licensed appraiser ; (ii) multiple listing services for use by the members thereof ; and (iii) any other person or entity which Listing Firm or Selling Firm determines, using sole discretion, may have a legitimate basis to request and obtain such information . The authorization and permissions granted in this Paragraph 27 shall not create any obligation or duty upon Listing Firm or Selling Firm to make any disclosure to any person or entity . 28. POSSESSION: Possession of the Property shall be delivered to Buyer: 俸 A. Upon the Closing B. Delayed Possession. (See Delayed Occupancy Addendum attached) C. Prior to Closing. (See Early Occupancy Addendum attached) Buyer and Seller are strongly advised to consult their respective insurance agents to ensure proper coverage. 29. ASSIGNMENT : This Real Estate Contract may not be assigned by Buyer unless written consent of Seller is obtained, such consent not to be unreasonably withheld . It shall not be unreasonable for Seller to withhold consent if Seller is to provide financing for Buyer in any amount . Serial#: Prepared by:

Copyright 2021 Arkansas REALTORS ® Association Page 11 of 14 Real Estate Contract (New Construction) Page 11 of 14 FORM SERIAL NUMBER: 30. RISK OF LOSS : Risk of loss or damage to the Property by fire or other casualty occurring prior to the time Seller delivers an executed and acknowledged deed to Buyer is expressly assumed by Seller . Should the Property be damaged or destroyed prior to Closing, Buyer shall have the option to : (i) enter into a separate written agreement with Seller whereby Seller will agree to restore the Property to its condition immediately prior to any loss or damage, (ii) accept all insurance proceeds and the Property in its existing condition, or (iii) terminate this Real Estate Contract and recover the Earnest Money . Buyer and Seller agree any written agreement concerning option (i) or (ii) above shall be prepared only by licensed attorneys representing Buyer and Seller . 31. GOVERNING LAW : This Real Estate Contract shall be governed by the laws of the State of Arkansas . 32. SEVERABILITY : The invalidity or unenforceability of any provisions of this Real Estate Contract shall not affect the validity or enforceability of any other provision of this Real Estate Contract, which shall remain in full force and effect . 33. MERGER CLAUSE : This Real Estate Contract, when executed by both Buyer and Seller, shall contain the entire understanding and agreement between Buyer and Seller with respect to all matters referred to herein and shall supersede all prior or contemporaneous agreements, representations, discussions and understandings, oral or written, with respect to such matters . This Real Estate Contract shall not supersede any agency agreements entered into by Buyer or Seller and Listing Firm or Selling Firm . 34. BUYER'S DISCLAIMER OF RELIANCE : A. BUYER CERTIFIES BUYER WILL PERSONALLY INSPECT OR HAVE A REPRESENTATIVE INSPECT THE PROPERTY AS FULLY AS DESIRED PRIOR TO CLOSING . BUYER CERTIFIES BUYER HAS NOT AND WILL NOT RELY ON ANY WARRANTIES, REPRESENTATIONS OR STATEMENTS OF SELLER, LISTING FIRM, SELLING FIRM, OR ANY AGENT, INDEPENDENT CONTRACTOR, OR EMPLOYEE ASSOCIATED WITH THOSE ENTITIES, OR INFORMATION FROM MULTIPLE LISTING SERVICES OR OTHER WEBSITES REGARDING MINERAL RIGHTS, YEAR BUILT, SIZE (INCLUDING WITHOUT LIMITATION THE SQUARE FEET OF IMPROVEMENTS LOCATED ON THE PROPERTY), QUALITY, VALUE OR CONDITION OF THE PROPERTY, INCLUDING WITHOUT LIMITATION ALL IMPROVEMENTS, APPLIANCES, PLUMBING, ELECTRICAL OR MECHANICAL SYSTEMS . HOWEVER, BUYER MAY RELY UPON ANY WRITTEN DISCLOSURES PROVIDED BY SELLER . LISTING FIRM AND SELLING FIRM CANNOT GIVE LEGAL ADVICE TO BUYER OR SELLER . LISTING FIRM AND SELLING FIRM STRONGLY URGE STATUS OF TITLE TO THE PROPERTY, CONDITION OF PROPERTY, AND SQUARE FOOTAGE OF IMPROVEMENTS, QUESTIONS OF SURVEY, MINERAL RIGHTS, AND ALL OTHER REQUIREMENTS OF BUYER SHOULD EACH BE INDEPENDENTLY VERIFIED AND INVESTIGATED BY BUYER OR A REPRESENTATIVE CHOSEN BY BUYER . B. BUYER AGREES TO SIGN PAGE 4 OF THE INSPECTION, REPAIR AND SURVEY ADDENDUM PRIOR TO CLOSING IF BUYER ACCEPTS THE CONDITION OF THE PROPERTY AND INTENDS TO CLOSE . Serial#: Prepared by:

Real Estate Contract
(New Construction)
Page 12 of 14

Copyright 2021 Arkansas REALTORS® Association

FORM SERIAL NUMBER: [redacted]

35. OTHER:

Buyer may assign this contract to another entity prior to closing.

Seller to provide covenants to Buyer within 3 business days after acceptance of contract.

All photos used to advertise property by or for Seller may be used by Buyer at anytime at no charge upon closing.

36. TIME: Buyer and Seller agree time is of the essence with regard to all times and dates set forth in this Real Estate Contract. Unless otherwise specified, days as it appears in this Real Estate Contract shall mean calendar days. Further, all times and dates set forth in this Real Estate Contract refer to Arkansas Central time and date.

37. ATTORNEY'S FEES: Should Buyer or Seller initiate any type of administrative proceeding, arbitration, mediation or litigation against the other (or against an agent for the initiating party or agent for the non-initiating party), it is agreed by Buyer and Seller (aforementioned agents being third-party beneficiaries of this Paragraph 37) that all prevailing party (or parties if more than one) shall be entitled to an award of all costs and attorney's fees incurred in prosecution or defense of such initiated action against the non-prevailing party (or parties if more than one).

38. COUNTERPARTS: This Real Estate Contract may be executed in multiple counterparts each of which shall be regarded as an original hereof but all of which together shall constitute one in the same. Electronic signatures shall be deemed original signatures and shall be binding upon the parties.

39. FIRPTA COMPLIANCE, TAX REPORTING: Buyer and Seller agree to disclose on or before Closing, to the person or company acting as Closing Agent for this transaction, their United States citizenship status, solely for the purpose of compliance with the Foreign Investment in Real Property Taxation Act (FIRPTA). In addition, Buyer and Seller shall execute all documents required by such Closing Agent to document compliance with the FIRPTA and all other applicable laws. Buyer and Seller agree that nothing in this Real Estate Contract is intended to limit the responsibility of the Closing Agent as defined pursuant to United States Treasury Regulation 1.6045-4 to (i) be the "reporting person" under state and federal tax laws (including without limitation 26 USC Section 6045(e)), and (ii) file all necessary forms regarding the Closing, including without limitation form 1099, 8288 or 8288A. By accepting the role as Closing Agent, this Real Estate Contract shall obligate the Closing Agent to fulfill their responsibilities as set forth above and as defined by the above statues. Seller will execute an affidavit confirming compliance with FIRPTA, as prepared by the Closing agent.

40. LICENSEE DISCLOSURE: Check all that apply:

☐ **A.** Not Applicable.

☐ **B**. One or more parties to this Real Estate Contract acting as a ☐ Buyer ☐ Seller hold a valid Arkansas Real Estate License.

☒ **C**. One or more owners of any entity acting as ☐ Buyer ☒ Seller hold a valid Arkansas Real Estate License.

41. EXPIRATION: This Real Estate Contract expires if not accepted on or before (month) ***March*** (day) ***26***, (year) ***2021***, at ***5:00*** ☐ (a.m.) ☒ (p.m.).

Page 12 of 14

Serial#: [redacted]
Prepared by: [redacted]
Form Simplicity

[redacted]

Electronically Signed using eSignOnline Œ [ Session ID : 62f5a406 - ff37 - 4fcf - a1e4 - 4c487ac52b16 ] Electronically Signed using eSignOnline Œ [ Session ID : 62f5a406 - ff37 - 4fcf - a1e4 - 4c487ac52b16 ] Electronically Signed using eSignOnline Œ [ Session ID : 9682c4dc - f473 - 418d - aec7 - 5779d3d006ce Real Estate Contract (New Construction) Page 13 of 14 Copyright 2021 Arkansas REALTORS ® Association THIS IS A LEGALLY BINDING REAL ESTATE CONTRACT WHEN SIGNED BY THE PARTIES BELOW . READ IT CAREFULLY . YOU MAY EMPLOY AN ATTORNEY TO DRAFT THIS FORM FOR YOU . IF YOU DO NOT UNDERSTAND THE EFFECT OF ANY PART, CONSULT YOUR ATTORNEY BEFORE SIGNING . REAL ESTATE AGENTS CANNOT GIVE YOU LEGAL ADVICE . THE PARTIES SIGNED BELOW WAIVE THEIR RIGHT TO HAVE AN ATTORNEY DRAFT THIS FORM AND HAVE AUTHORIZED THE REAL ESTATE AGENT(S) TO FILL IN THE BLANKS ON THIS FORM . THIS FORM IS PRODUCED AND COPYRIGHTED BY THE ARKANSAS REALTORS ® ASSOCIATION . THE SERIAL NUMBER BELOW IS A UNIQUE NUMBER NOT USED ON ANY OTHER FORM . THE SERIAL NUMBER BELOW SHOULD BE AN ORIGINAL PRINTING, NOT MACHINE COPIED, OTHERWISE THE FORM MAY HAVE BEENALTERED . DO NOT SIGN THIS FORM IF IT WAS PREPARED AFTER DECEMBER 31 , 2021 . FORM SERIAL NUMBER: The above Real Estate Contract is executed on (month) (day) , (year) , at (a.m.) (p.m.). 03/24/2021 1:32 PM PDT Selling Firm Signature: Signature: Arrive d Holdings , In c Printed Name: Printed Name: Arrived Holdings, Inc. Principal or Executive Broker (AREC License # ) Buyer (Broker email: ) Signature: Signature: Printed Name: Printed Name: Buyer Selling Agent (AREC License # ) (Agent email: ) (Agent cell number: ) The above Real Estate Contract is executed on (month) (day) , (year) , at (a.m.) (p.m.). Listing Firm Signature: Signature: Printed Name: Printed Name: Principal or Executive Broker (AREC License # ) Seller (Broker email: ) Signature: Signature: Printed Name: Printed Name: Listing Agent (AREC License # ) Seller (Agent email: ) (Agent cell number: ) The above offer was rejected counteroffered (Form Serial Numb ) Buyer informed of Notification of Existing Real Estate Contract Addendum (Form Serial Number ) (month) (day) , (year) , at (a.m.) (p.m.). MS 03/27/2021 9:19 PM CDT Seller's Initials Page 13 of 14 Seller's Initials Electronically Signed using eSignOnline Œ [ Session ID : a65cd22f - 8998 - 4792 - 930d - 95694c0f4de2 ] Serial#: Prepared by: Electronically Signed using eSignOnline Œ [ Session ID : a65cd22f - 8998 - 4792 - 930d - 95694c0f4de2 ]]

Serial#: Prepared by: ________________________ _____________________________ Real Estate Contract Copyright 2021 (New Construction) Arkansas REALTORS ® Page 14 of 14 Association FORM SERIAL NUMBER: The following information shall be provided by Seller upon acceptance of the Real Estate Contract 2005 FTC Ruling Insulation Requirements : This information is supplied in accordance with the 2005 FTC requirement and is/will be the insulation in the Property at completion of construction . Seller will provide the following insulation in the Property : Type Thickness R - Value Walls Exterior (Heated & Cooled) Batt R13 Interior (Specify): Garage Basement (Specify): Ceilings Attic (Heated & Cooled) Batt R38 Attic (Specify Other) : Between Levels (Heated & Cooled) Garage Basement/Crawlspace Other The above insulation information has been furnished by Seller and is relied upon by Buyer, Listing Firm and Selling Firm. 03/27/2021 9:20 PM CDT Signature: Date: , Printed Name: Seller Contractor's Name Contractor's License Number The above insulation information was provided by Seller and accepted by Buyer this (month) (day) , (year) , at (a.m.) (p.m.). 03/29/2021 9:24 AM PDT Selling Firm Signature: Signature: Arrive d Holdings , In c Printed Name: Printed Name: Arrived Holdings, Inc. Principal or xecu ve ro er Buyer Signature: Signature: Printed Name: Printed Name: Selling Agent Buyer Page 14 of 14 e ] ] ]